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                                                                      EXHIBIT 10

                            ENTERPRISE SOFTWARE, INC.
                         STOCK APPRECIATION RIGHTS PLAN



I.       Purposes and Effective Date of the Plan
         ---------------------------------------

         The purposes of the Enterprise Software, Inc. Stock Appreciation Rights Plan (the "Plan") are to provide a means to attract, reward and retain strong management, to encourage teamwork among members of management and excellence in the performance of their individual responsibilities, and to align the interests of key executives participating in the Plan with the interests of shareholders by offering an incentive compensation vehicle that is based upon the growth in shareholders' equity and the value and profitability of Enterprise Software, Inc. The Plan shall be effective as of November 1, 1998.


II.      Definitions
         -----------

         In this Plan, the following terms shall have the meanings set forth below:

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Change in Control" shall mean the occurrence of any of the following events: (i) if any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") including a "group" (as defined in Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years beginning on or after the date this Plan is approved, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved ("Continuing Members"), cease for any reason to constitute at least a majority thereof; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for


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         the sale or disposition by the Company of all, or substantially all, of the Company's assets.

                  (c) "Committee" means the Board or such other committee as the Board may subsequently appoint for such purpose.

                  (d) "Common Stock" means the common stock, $.001 par value, of the Company.

                  (e) "Company" means Enterprise Software, Inc., a Delaware corporation.

                  (f) "Employer" means the Company, any corporation which becomes a controlled subsidiary of the Company, and/or any successor to any such corporation.

                  (g) "Participant" means member of the Board or a key executive who is employed by an Employer and who is designated by the Committee to participate in the Plan.

                  (h) "SAR" means a stock appreciation right granted to a Participant. An SAR shall entitle the Participant to receive, without payment to the Company, the value thereof, which shall be equal to the excess (if any) of the fair market value of a share of Company common stock on the exercise date over either the fair market value of a share of common stock of the Company on the date the SAR was granted or such other amount as may be specified by the Board and reflected in the grant of the SAR. Participants who are granted SAR's shall not (as a consequence of the grant) be treated as shareholders under the Articles of Incorporation or Bylaws of the Company or under applicable law.

III.     Administration of the Plan
         --------------------------

                  (a) The Plan shall be administered by the Committee. No member of the Committee shall participate in any decision or recommendation solely involving the Committee member's own participation in the Plan. The Committee shall be authorized to interpret the Plan and any other written instruments issued or adopted pursuant to the Plan, to establish, amend and rescind any rules, regulations and procedures relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any written instrument issued or adopted pursuant to the Plan in the manner and to the extent the Committee deems desirable to carry the Plan into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and binding on all affected parties.

                  (b) Any act which the Plan authorizes or requires the Committee to do may be done by a majority (expressed from time to time by a vote at a meeting or, in lieu thereof, a written consent) and shall constitute the action of the Committee, and shall have the same effect for all purposes as if assented to by all members of the Committee.

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                  (c) The Committee may employ or retain agents and may
         designate one or more employees of the Company, by name or by position, to perform such clerical, accounting, and other services as the Committee may require in carrying out the provisions of the Plan.

                  (d) The members of the Committee may authorize one or more of their members to execute or deliver any instrument, make any payment, or perform any other act which the Plan authorizes or requires the Committee to do.


IV.      Participation; Grant of SAR's
         -----------------------------

         The Committee may grant SAR's to any key executive employee or director of an Employer. SAR's may be awarded at any time and from time to time to a new Participant, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine.


V.       Non-Transferability of SAR's
         ----------------------------

         A Participant's interest in the SAR's granted to him shall not be transferable other than by will or the laws of descent and distribution. During the Participant's lifetime, the SAR's granted to the Participant shall be paid only to the Participant, except that, in the event of the Participant's incapacity, the Committee may permit payment to the Participant's guardian or legal representative. The Committee also shall permit the payment, upon the Participant's death, to one or more beneficiaries, including a trust, designated by the Participant in a manner authorized by the Committee.


VI.      Vesting
         -------

         (a) Subject to (b) and (c) below, SAR's granted to a Participant shall become vested and exercisable on such schedule as may be established by the Committee and reflected in the grant of the SAR, but (except upon a Change in Control) no SAR granted pursuant to this Plan be exercisable in whole or in part sooner than one calendar year after the date of the grant of the SAR.

         (b) Notwithstanding the foregoing, all SAR's granted hereunder and not previously expired shall become immediately exercisable in full upon the occurrence of a Change in Control.

         (c) A Participant's interest in the SAR's granted to him shall be forfeited if his employment is terminated by the Employer for any of the following reasons:

         (i) The Participant engages in fraud or dishonesty involving the Employer or other acts inimical to the interest of the Employer; or

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         (ii)     The Participant is repeatedly or habitually intoxicated or under the influence of drugs while on the premises of the Employer or while performing his employment duties, such that the Committee determines in good faith that the Participant is impaired in performing the duties of his employment; or

         (iii) The Participant is convicted of a felony under state or federal law, or commits a crime involving moral turpitude; or

         (iv) The Participant embezzles any property belonging to the Employer such that he may be subject to criminal prosecution therefor or the Participant intentionally and materially injures the Employer, its personnel or its property.

Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Employer.


VII.     Exercise and Payment of SAR's/Capital Adjustments
         -------------------------------------------------

         The SAR's granted to a Participant may be exercised, shall be deemed to be exercised, and shall be paid as follows:

         (a) The Participant may exercise all or any granted SAR's in accordance with their terms. Such exercise shall be made by written notice to the Committee from the Participant, or from the Participant's legal representative if the Participant is incapacitated, stating the number of SAR's exercised. The date of exercise shall be the date the written notice is received by the Committee.

         (b) Upon the Participant's death, disability, or termination of employment with the Employer for any reason other than a reason described in
Section VI(b), SAR's held by the Participant to the extent not previously exercised will be deemed to be exercised on the date of the Participant's death, disability or termination of employment.

         (c) The value of any SAR's exercised or deemed to be exercised under this Section VII shall be determined as of the date of exercise. An amount equal to such value shall be paid in a single sum (subject to Section IX) to the Participant or to the Participant's beneficiary determined under (d) below within 30 days after such value is determined.

         (d) The amount equal to the value of any SAR's deemed to be exercised on account of the Participant's death shall be paid to the beneficiary(ies) designated by the Participant in a written designation of beneficiary filed with the Committee prior to his death. In the event of the Participant's failure to file such a designation before his death, or its ineffectiveness for any reason, the amount payable shall be paid to the Participant's surviving spouse, or if the Participant is not survived by his spouse, in equal shares to his then surviving issue, per stirpes, or if not survived by any issue, then to the Participant's estate.

         (e) The amount paid under the Plan to a Participant, beneficiary or other person shall be paid solely in cash.

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         (f) No amount paid to a Participant, beneficiary or other person under the Plan shall be considered as compensation for purposes of any tax qualified employee pension, profit-sharing, stock bonus or 401(k) plan or other employee benefit plan of the Employer.

         (g) Any amount payable to a Participant, beneficiary or other person under the Plan which is not claimed by the Participant, beneficiary, or other person entitled thereto within one year after becoming payable shall be forfeited and cancelled and shall remain with the Employer, and no other person shall have any right to, or interest in, such amount.

         (h) In the event of any change in the outstanding shares of common stock of the Company by reason of an issuance of additional shares, recaptialization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction, the Committee shall proportionately adjust, in an equitable manner the number of SAR's held by Participants under the Plan and the base value against which the value of the SAR's is determined. The foregoing adjustment shall be made in a manner that will cause the relationship between the aggregate appreciation in outstanding common stock and the increase in value of each SAR granted hereunder to remain unchanged as a result of the applicable transaction.


VIII.    Election by Committee to Pay SAR's in Installments
         --------------------------------------------------

         (a) At any time after SAR's granted to a Participant are exercised, or deemed to be exercised and before an amount equal to the value of such SAR's is paid to the Participant, the Committee in its discretion may elect to have such amount paid in up to five annual installments. The Committee shall notify the Participant of such an election in writing and the election once made shall be irrevocable.

         (b) If the Committee makes such an installment election with respect to a Participant, a Special Account (to be maintained in dollars and cents) shall be established for the Participant. The initial balance of the Special Account shall be an amount equal to the value of the SAR's which would have been paid to the Participant in a single sum had the Committee not elected to have this amount paid in installments. The Special Account shall be substituted in place of the SAR's the value of which would have been paid to the Participant in the absence of the installment election.

         (c) The Participant shall receive payment of his Special Account commencing on his Benefit Commencement Date in annual installments, with interest, over the period specified by the Committee (up to a maximum of five years). For purposes of this Section VIII a Participant's Benefit Commencement Date means the first business day of the month following 60 days after the value of the SAR's which are exercised or deemed to be exercised is determined in accordance with Section VII(b).

         (d) The annual installment amount for a particular Installment Payment Year will be computed as follows:

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                               $W = ($X / [Y - Z])

                  Where W =  Installment amount received by
                             Participant in a particular Installment
                             Payment Year.

                  Where X =  Participant's Special Account balance at
                             the end of the prior Installment Payment
                             Year (or on the Participant's Benefit
                             Commencement Date in the case of the first installment payment).

                  Where Y =  Number of years elected by the Committee for the payment period.

                  Where Z =  Number of Installment Payment Years in
                             the payment period already elapsed.

For purposes of this Section VIII "Installment Payment Year" means the period commencing on the Participant's Benefit Commencement Date and ending on the first anniversary of such date and each 12-month period commencing on a subsequent anniversary of the Benefit Commencement Date during the payment period.

         (e) All payments made to a Participant pursuant to this Section VIII shall be paid solely in cash. Interest will be credited to the Special Account balance in the name of a Participant during any Installment Payment Year at the prime rate of National Bank of Detroit in effect on the first business day of such Installment Payment Year (or the prime rate of any other large commercial bank selected by the Committee).

         (f) If the Participant dies before the entire balance of the Special Account in his name is paid to him, the entire remaining balance of the Special Account determined as close as administratively feasible to the time of its payment shall be paid in a lump sum to the Participant's designated beneficiary(ies) within 30 days of the Participant's death, or in the absence of an effective designation of beneficiary, as provided in Section VII(d).


IX.      Amendment, Suspension, or Termination of the Plan
         -------------------------------------------------

         The Board may at any time terminate or amend the Plan without obtaining the approval of the shareholders of the Company. However, no such action shall decrease the value of the SAR's granted to a Participant prior to the date of such action.


X.       Contractual Obligation Only
         ---------------------------

         The Employer has only a contractual obligation to pay the amounts owed to any Participant pursuant to the Plan. The satisfaction of payment obligations under the Plan is to be made solely out of the general corporate funds of the Employer, which shall at all times remain subject to the claims of its creditors. Participants have the status of general unsecured creditors of the Employer. It is the intention of the Employer and the Participants that the Plan be unfunded for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Further, no amounts shall be segregated for the purpose of



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securing the Company's liability under the Plan nor be held by the Company in trust for any Participant other than in a so-called "Rabbi Trust" of the kind described in Revenue Procedure 92-64 or any successor regulation, ruling or procedure.


XI.      Restrictions on Transfer of Benefits
         ------------------------------------

             Other than as provided in Sections V and VII(d), neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, alienate, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, or interest therein, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. To the extent permitted by law no part of the amounts payable shall, prior to actual payment, be subject to garnishment, attachment, seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.


XII.     Tax Withholding
         ---------------

         (a) Subject to Section XII(b) below, the Employer shall deduct from all payments under the Plan each Participant's share of any taxes required to be withheld by any Federal, state or local government. The Participants and their beneficiaries, distributees and personal representatives will bear any and all Federal, foreign, state, local income taxes or any other taxes imposed on Participants on amounts under the Plan.

         (b) Pursuant to Code Section 3121(v), compensation, i.e., the value of SAR's granted to a Participant, deferred pursuant to the Plan is subject to FICA taxes at the time when there is no substantial risk of forfeiture of the Participant's right to an amount equal to such value rather than at the time of payment to the Participant, if the time of payment is later than the time when there is no such substantial risk of forfeiture. At the time when there is no such substantial risk of forfeiture such amount shall be considered "vested for FICA Purposes". Accordingly, at the time the value of SAR's granted to a Participant becomes Vested for FICA purposes, the Participant will be required to pay to the Employer, either by payroll deduction or check, his share of FICA taxes due and payable, unless the Participant has already reached the maximum compensation levels, if any, subject to FICA at the time such amount is Vested for FICA purposes.


XIII.    Release and Non-Disclosure
         --------------------------

         Any payment to a Participant, his beneficiary or other distributee in accordance with the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer with respect to such payment, and the Employer may require the Participant or his beneficiary or other distributee, as a condition precedent to such payment, to execute a receipt and release to such effect. Additionally, as a condition precedent to payment or commencement of payments hereunder, and in consideration of such payment(s), a Participant may be required to execute and



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acknowledge a general release of all claims against the Employer in such form as the Company may then require.


XIV.     Claims and Disputes
         -------------------

         (a) Claims for benefits under the Plan shall be made in writing to the Committee. The Participant may furnish the Committee with any written material he believes necessary to perfect his claim.

         (b) A Participant whose claim for benefits under the Plan has been denied, or his duly authorized representative, may request a review upon written application to the Committee, may review pertinent documents, and may submit issues and comments in writing. The claimant's written request for review must be submitted to the Committee within sixty (60) days after receipt by the claimant of written notification of the denial of a claim. A decision by the Committee shall be made promptly, and not later than sixty (60) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for proceeding, in which cases a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. The decision on review shall be in writing, shall include reasons for the decision, may include specific reference to the pertinent provision of the Plan on which the decision is based, and shall be written in a manner calculated to be understood by the claimant.


XV.      General
         -------

         (a) Titles and headings to the Sections of the Plan are included for convenience only and shall not control the meaning or interpretation of any provision of the Plan. Wherever reasonably necessary in the Plan, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns.

         (b) The Plan shall be governed by and construed, enforced, and administered in accordance with the laws of the State of Michigan excluding any such laws which direct an application of the laws of any other jurisdiction. The Company, the Employer and the Committee shall be subject to suit regarding the Plan only in the courts of the State of Michigan, and the Company shall fully indemnify and defend the Board and the Committee with respect to any actions relating to the Plan made in good faith by such bodies or their members.

         (c) The provisions of the Plan shall be deemed severable and in the event any provision of the Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan. Furthermore, the Committee shall have the power to modify such provision to the extent reasonably necessary to make the provision, as so changed, both legal, valid and enforceable as well as compatible with the other provisions of the Plan.

         (d) Any notice or filing required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail: (a) to the Company or the Committee at the principal office of the Company, directed to the attention of



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the Secretary of the Company (who is a member of the Committee) and (b) to the
Participant at his last known home address on file with the Company's personnel office. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. It shall be the Participant's responsibility to inform the Company's personnel office, in writing, of any change in his home address.

         (e) By agreeing to participate in and receiving a copy of the Plan, Participants shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company, the Board or the Committee with regard to the Plan. Such terms and consent shall also apply to, and be binding upon, the beneficiaries, distributees and personal representatives and other successors in interest of each Participant.

         (f) Nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Employer or to receive future grants of SAR's, nor shall anything in the Plan interfere with the right of the Employer to terminate a Participant's employment at any time for any reason.
















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